EXHIBIT 10.70

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this October 29, 2012, by and among Prestige Capital Corporation, a (and together with its successors and assigns, "Prestige"), Praesidian Capital Opportunity Fund III, LP, a Delaware limited partnership (“Fund III”), Praesidian Capital Opportunity Fund III-A, LP, a Delaware limited partnership (“Fund III-A”), Plexus Fund II, LP, a Delaware limited partnership (“Plexus” and together with Fund III and Fund III-A and each of their successors and assigns, each a “New Lender”, and collectively, the “New Lenders” and together with Prestige, each a “Lender and collectively, the “Lenders”), Fund III, as agent for the New Lenders (in such capacity, the “Agent”), Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), Fusion Telecommunications International, Inc., a Delaware corporation (“Parent”), Network Billing Systems, LLC, a New Jersey limited liability company  ("NBS") and each other direct or indirect subsidiary of Parent from time to time party hereto (Borrower, Parent, NBS and each such other subsidiary, the “Credit Parties”).

RECITALS

A.           Parent and Prestige have entered into a Purchase and Sale Agreement, accepted by Prestige on September 16, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Prestige Credit Agreement”) pursuant to which, among other things, Prestige has agreed, subject to the terms and conditions set forth in the Prestige Credit Agreement, to make certain advances and financial accommodations to Parent. All of Parent’s obligations to Prestige under the Prestige Credit Agreement and the other Prestige Debt Documents (as hereinafter defined) are secured by liens on and security interests in the accounts receivable and other assets of Parent.

B.           The New Lenders, the Agent and the Credit Parties have entered into a Securities Purchase Agreement and Security Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “New Lender Credit Agreement”), pursuant to which, among other things, the New Lenders have agreed, subject to the terms and conditions set forth in the New Lender Credit Agreement, to make certain loans and financial accommodations to Borrower guaranteed by Parent, NBS and other subsidiaries of Parent, from time to time party thereto.  All of the Credit Parties obligations to the New Lenders and Agent under the New Lender Credit Agreement and the other New Lender Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired Collateral of the Credit Parties.

C.           As an inducement to and as one of the conditions precedent to the agreement of New Lenders and Agent to consummate the transactions contemplated by the New Lender Credit Agreement, New Lenders and Agent have required the execution and delivery of this Agreement by the other parties hereto in order to set forth the relative rights and priorities of Lenders and Agent in the Collateral of the Credit Parties.

NOW, THEREFORE, in order to induce New Lenders and Agent to consummate the transactions contemplated by the New Lender Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” shall mean Fund III, as Agent for the New Lenders, or any other Person appointed by the holders of the New Lender Debt as administrative agent for purposes of the New Lender Debt Documents.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means all of the assets and property of any kind whatsoever of any Credit Party, whether real, personal or mixed, tangible or intangible.

“Lien” shall mean any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“New Lender Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Credit Parties from time to time owed to Agent or any New Lender under the New Lender Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. New Lender Debt shall be considered to be outstanding whenever any loan commitment under the New Lender Debt Document is outstanding.

“New Lender Debt Documents” shall mean the New Lender Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

"Parent Collateral" shall mean all Collateral of the Parent, excluding however any capital stock or other equity interests in any direct or indirect subsidiary of Parent, including but not limited to Borrower and NBS.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Prestige Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Parent from time to time owed to Prestige under the Prestige Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Prestige Debt shall be considered to be outstanding whenever any loan commitment under the Prestige Debt Document is outstanding. In no event shall the principal amount of the Prestige Debt exceed $3,000,000.

“Prestige Debt Documents” shall mean the Prestige Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

2.	Lien Priorities.

2.1.Relative Priorities.

(a) Notwithstanding any provision in the Prestige Debt Documents to the contrary or the date, manner or order of grant, attachment or perfection of any Prestige Liens or New Lender Liens and notwithstanding any provision of the UCC, or any applicable law to the contrary, until the New Lender Debt has been paid in full in cash, the Credit Parties agree that they shall not grant (and Prestige shall not accept) any Liens on any Collateral of any Credit Party, other than the Parent Collateral.  In the event any Credit Party, in contravention of the foregoing, grants a Lien to Prestige on any Collateral of any Credit Party, other than the Parent Collateral, then, without limiting, any rights or remedies of the New Lenders and Agent, such Liens shall be subordinated for all purposes and in all respects to the Liens of the New Lenders and Agent in such Collateral, regardless of the date, manner or order of grant, attachment or perfection of any such Liens and notwithstanding any provision of the UCC, or any applicable law to the contrary, and Prestige shall promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of such Liens. In furtherance of the foregoing, Prestige shall cause to be filed with the Delaware Department of State an amended UCC financing statement in the form attached hereto as Exhibit A and shall promptly furnish to Agent a filed copy.

(b) Notwithstanding any provision in the New Lender Debt Documents to the contrary or the date, manner or order of grant, attachment or perfection of any New Lender Liens or Prestige Liens and notwithstanding any provision of the UCC, or any applicable law to the contrary, until the Prestige Debt has been paid in full in cash, the New Lenders’ and Agent’s Lien on the Parent Collateral  shall be and hereby is subordinated for all purposes and in all respects to the Liens of Prestige in the Parent Collateral regardless of the date, manner or order of grant, attachment or perfection of any such Liens and notwithstanding any provision of the UCC, or any applicable law to the contrary.

(c) Furthermore, until the Prestige Debt has been paid in full, the New Lenders and Agent shall not enforce their security interest in any of the Parent Collateral except with the written consent of Prestige, which consent shall not be unreasonably withheld, provided that the foregoing shall not prevent New Lenders and Agent from recovering proceeds from any liquidation of Parent Collateral remaining after payment in full of the Prestige Debt.

2.2. Perfection. The New Lenders and Agent, on the one hand, and Prestige, on the other hand, shall be solely responsible for perfecting and maintaining the perfection of their Liens in the Collateral of the Credit Parties or the Parent Collateral, respectively.  The foregoing provisions of this Agreement are intended solely to govern the priorities of the Liens as among the Lenders and Agent shall not impose on any Lender or Agent any obligations in respect of the disposition of proceeds of any Collateral of any Credit Party that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.3. Prohibition on Contesting Liens.  The New Lenders and Agent, on the one hand, and Prestige, on the other hand, agree that they shall not (and hereby waive any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), the priority, validity or enforceability of any Lien held by Prestige in the Parent Collateral or by any New Lender or Agent in the Collateral of any Credit Party, as the case may be; provided, however, that nothing in this Agreement, including, without limitation, the foregoing, shall be construed to prevent or impair the rights of any Lender or Agent to enforce this Agreement.

2.4. Exercise of Collateral Remedies.                                                      Until the payment in full of the New Lender Debt, the New Lenders and Agent shall have, and until the payment in full of the Prestige Debt, Prestige shall have, in each case, the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral of any Credit Party (in the case of New Lenders and the Agent) or the Parent Collateral (in the case of Prestige) without any consultation with or the consent of Prestige (in the case of the New Lenders and Agent) or any of the New Lenders or Agent (in the case of Prestige).

2.5. Agreement to Release Liens. In the event that Prestige releases or agrees to release any of its Liens in any Parent Collateral in connection with the sale or other disposition thereof or any such Parent Collateral is sold or retained pursuant to a foreclosure or similar action, Agent and each New Lender shall promptly execute and deliver such termination statements and releases as Prestige shall reasonably request to effect the release of the Liens of New Lenders and Agent in such Parent Collateral.

2.6. Sale, Transfer or other Disposition of Prestige Debt or New Lender Debt.

(a) Neither Prestige, on the one hand, nor any New Lender or Agent, on the other hand shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Prestige Debt (or any Prestige Debt Document) or New Lender Debt (or any New Lender Debt Document), as applicable, unless such transferee agrees in writing to be bound by the applicable terms of this Agreement.

(b) Notwithstanding the foregoing, the intercreditor arrangements effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Prestige Debt or New Lender Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of the applicable Lender or Agent, as the case may be.

2.7. Legends. Until the termination of this Agreement in accordance with Section 14 hereof, Prestige, will cause to be clearly, conspicuously and prominently inserted on the face of the Prestige Debt Documents, the following legend:

“This instrument and the rights and obligations evidenced hereby are subject to that certain Intercreditor Agreement (the “Intercreditor Agreement”) dated as of October 29, 2012 among Prestige Capital Corporation, Praesidian Capital Opportunity Fund III, LP, individually and as agent, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, LP, Fusion NBS Acquisition Corp., Fusion Telecommunications International, Inc. (“Parent”), and each subsidiary of Parent from time to time party hereto, as such  Intercreditor Agreement may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.”

3.	Modifications.

3.1. Modifications to Prestige Documents. Prestige may at any time and from time to time without the consent of or notice to New Lenders or Agent, without incurring liability to New Lenders or Agent and without impairing or releasing the obligations of New Lenders or Agent under this Agreement, change the manner or place of payment or extend the time of payment of or renew or otherwise alter any of the terms of the Prestige Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Prestige Debt, provided however that the maximum principal amount of the Prestige Debt shall not exceed $3,000,000.

3.2. Modifications to New Lender Debt Documents. New Lenders and agent may at any time and from time to time without the consent of or notice to Prestige, without incurring liability to Prestige and without impairing or releasing the obligations of Prestige under this Agreement, change the manner or place of payment or extend the time of payment of or renew or otherwise alter any of the terms of the New Lender Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the New Lender Debt.

4.	Waiver of Certain Rights by Lenders.

4.1. Marshaling. Each Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling.

4.2. Rights Relating to Actions with respect to the Collateral. Each New Lender and Agent, hereby waive, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Prestige from taking, or refraining from taking, any action with respect to all or any part of the Parent Collateral. Prestige, hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing the New Lenders and Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral of the Credit Parties.  Without limitation of the foregoing, (a) each New Lender and Agent hereby agree that they have no right to direct or object to the manner in which Prestige applies the proceeds of the Parent Collateral resulting from the exercise by Prestige of rights and remedies under the Prestige Debt Documents to the Prestige Debt, and (b) Prestige hereby agrees (i) that it has no right to direct or object to the manner in which New Lenders and Agent apply the proceeds of the Collateral of the Credit Parties resulting from the exercise by New Lenders and Agent of rights and remedies under the New Lender Debt Documents to the New Lender Debt and (ii) that Agent has not assumed any obligation to act as the agent for Prestige with respect to any of the Collateral of the Credit Parties. Notwithstanding the foregoing to the contrary, nothing in this Agreement, including, without limitation, the foregoing, shall be construed to prevent or impair the rights of any Lender or Agent to enforce this Agreement.

5.             Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Lenders, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

6.             Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

7.             Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telefacsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York City time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

if to Prestige:

Prestige Capital Corporation
400 Kelby Street, 14th Floor
Fort Lee, NJ  07024
Facsimile:  201-944-9477
Attention:  Harvey L. Kaminski
Email:  hkaminski@prestigecapital.com

with a copy to:

Prestige Capital Corporation
400 Kelby Street, 14th Floor
Fort Lee, NJ 07024
Facsimile:  201-944-9477
Attention:  Alan Eliasof
Email:  aeliasof@prestigecapital.com

if to Agent or Fund III or Fund III-A:

Praesidian Capital Opportunity Fund III, LP
419 Park Avenue South
New York, NY 10016
Facsimile: 212-520-2601
Attention : Jason D. Drattell
Email: jdrattell@praesidian.com

with a copy to:

Morrison Cohen LLP
909 Third Avenue
New York, NY 10022
Facsimile: (917) 522-3168
Attention: Stephen I. Budow, Esq.
Email: sbudow@morrisoncohen.com

If to Plexus:

Plexus Fund II, LP
4601 Six Forks Road
Suite 528
Raleigh, NC 27609
Facsimile: (919) 256-6350
Attention: Michael S. Becker
Email: mbecker@plexuscap.com

with a copy to:

Smith, Anderson, Blount, Dorsett,
  Mitchell & Jernigan, LLP
Wells Fargo Capital Center
150 Fayetteville Street, Suite 2300
Raleigh, NC 27601
Facsimile: (919) 821-6800
Attention: Curtis S. Brewer
Email: cbrewer@smithlaw.com

if to any Credit Party:

(Name of Credit Party)
c/o Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Facsimile:  (212)972-7884
Attention: Gordon Hutchins, Jr., President
Email: dhutchins@fusiontel.com

with a copy to:

Steven I. Weinberger, Esq.
1200 N. Federal Highway, Suite 200
Facsimile:  (888) 825-6417
Email: steve@southfloridacorporatelaw.com

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.

8.             Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, each Lender and each Credit Party.

9.             Relative Rights; Obligations. This Agreement shall define the relative rights of Agent and Lenders. Nothing in this Agreement shall (a) impair, as (i) among the Credit Parties, New Lenders and Agent the obligation of the Credit Parties with respect to the payment of the New Lender Debt in accordance with its terms or (i) between Parent and Prestige the obligation of Parent with respect to the payment of the Prestige Debt in accordance with its terms or (b) affect the relative rights of Agent or Lenders with respect to any other creditors of the Credit Parties.  The obligations of New Lenders and Agent are several (and not joint or joint and several) and none of such parties shall be liable in any respect for the acts or omissions of any other such party.

10.   Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the New Lender Debt Documents or Prestige Debt Documents, the provisions of this Agreement shall control and govern.

11.   Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

12.   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

13.           Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.           Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the payment in full in cash of the New Lender Debt and the Prestige Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, however, that, if after receipt of any payment of, or application of the proceeds of any Collateral of the Credit Parties (in the case of the New Lenders and Agent) or Parent Collateral (in the case of Prestige) to the repayment of, all or any part of the New Lender Debt or the Prestige Debt, as the case may be, any New Lender or Agent or Prestige, as applicable, is for any reason required to surrender such payment or proceeds to any Person for any reason, then so long as such party has or had, at the time of the receipt of such payment or proceeds, a valid, enforceable and perfected Lien on the Collateral of any Credit Party (in the case of the New Lenders and Agent) or the Parent Collateral (in the case of Prestige), the proceeds of which it was required to surrender, then the New Lender Debt or the Prestige Debt, as applicable, or any part thereof intended to be satisfied shall be reinstated and the payment in full of such debt shall be deemed not to have occurred

15.          Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

16.           SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 16(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, Lenders, Agent and the Credit Parties have caused this Agreement to be executed as of the date first above written.

LENDERS:

PRESTIGE CAPITAL CORPORATION

By:
Name: Harvey L. Kaminski
Title: President/CEO

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P., individually and as Agent

By:	Praesidian Capital Opportunity GP III, LLC,
its General Partner

By:
Name:
Title:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, L.P.

By:	Praesidian Capital Opportunity GP III-A, LLC,
its General Partner

By:
Name:
Title:

PLEXUS FUND II, LP

By:	Plexus Fund II GP,
its General Partner

By:
Name:
Title:

FUSION NBS ACQUISITION CORP.

By:
Name:
Title:

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
Name:
Title:

NETWORK BILLING SYSTEMS, LLC

By:
Name:
Title:

EXHIBIT A

Amended UCC

(See Attached)